To the Board of Directors and Shareholders of The Glenmede Fund, Inc.:

      In planning and performing our audit of the financial statements and financial highlights of the Government Cash Portfolio, Tax-Exempt Cash Portfolio, Core Fixed Income Portfolio, Tax Managed Equity Portfolio, Small Capitalization Equity Portfolio, Large Cap Value Portfolio, International Portfolio, Institutional International Portfolio, Global Equity, and Emerging Markets Portfolio of the Glenmede Fund, Inc. for the respective years ended October 31, 1998, we considered its internal control, including control over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

      The management of the Government Cash Portfolio, Tax-Exempt Cash Portfolio, Core Fixed Income Portfolio, Tax Managed Equity Portfolio, Small Capitalization Equity Portfolio, Large Cap Value Portfolio, International Portfolio, Institutional International Portfolio, Global Equity, and Emerging Markets Portfolio of the Glenmede Fund, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

      Because of inherent limitations in internal controls, errors or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

      Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1998.

      This report is intended solely for the information and use of management and the Securities and Exchange Commission.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
December 11, 1998

To the Board of Trustees and Shareholders of The Glenmede Portfolios:

      In planning and performing our audit of the financial statements and financial highlights of the Muni Intermediate Portfolio and New Jersey Muni Portfolio of the Glenmede Fund for the year ended October 31, 1998, we considered its internal control, including control over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

      The management of the Muni Intermediate Portfolio and New Jersey Muni Portfolio of the Glenmede Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

      Because of inherent limitations in internal controls, errors or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

      Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1998.

      This report is intended solely for the information and use of management and the Securities and Exchange Commission.


PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
December 11, 1998